Exhibit 5.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

May 22, 2017

The Coca-Cola Company

One Coca-Cola Plaza
Atlanta, Georgia 30313

Re:	The Coca-Cola Company
Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Coca-Cola Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-214273) (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 27, 2016 as amended by Post-Effective Amendment No. 1 (the “Post-Effective Amendment” and the Initial Registration Statement as amended by the Post-Effective Amendment, the “Registration Statement”) to be filed on the date hereof by the Company with the Commission under the Securities Act. The Post-Effective Amendment amends the Initial Registration Statement to provide for the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of an unspecified amount of guarantees by the Company (“Guarantees”) of debt securities issued by the Company’s subsidiaries (“Subsidiaries” and such debt securities “Subsidiary Debt Securities”), which may be issued pursuant to a stand-alone guarantee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

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May 22, 2017

(a)                                 the Registration Statement;

(b)                                 an executed copy of a certificate of Jennifer D. Manning, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(c)                                  a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware and as in effect on the date hereof, and certified pursuant to the Secretary’s Certificate;

(d)                                 a copy of the Company’s bylaws as amended to date and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(e)                                  copies of certain resolutions of the Board of Directors of the Company adopted on October 20, 2016 and February 16, 2017, and the Finance Committee thereof, adopted on February 15, 2017, each certified pursuant to the Secretary’s Certificate; and

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

The opinion stated below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Guarantees referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the Guarantees shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase

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agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Guarantees and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the Guarantees and the issuance and sale of such Guarantees have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that with respect to any Guarantee of any series of Subsidiary Debt Securities (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) certificates (if any) or notations evidencing the Offered Guarantees and the certificates evidencing the Subsidiary Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of any applicable agreements, the Offered Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Offered Guarantees or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Offered Guarantees constitutes the valid and binding obligation of each party to such Offered Guarantees, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Offered Guarantee relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

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(e)                                  we do not express any opinion with respect to the enforceability of any provision of any Offered Guarantee to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)                                   we call to your attention that irrespective of the agreement of the parties to any Offered Guarantee, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Offered Guarantee;

(g)                                  we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(j)                                    we have assumed that any Subsidiary Debt Securities are manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee and that the Subsidiary Debt Securities are enforceable against the applicable Subsidiary in accordance with the terms of the Subsidiary Debt Securities;

(k)                                 we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(l)                                     we do not express any opinion with respect to the enforceability of any provision contained in any Guarantee providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Subsidiary Debt Securities from a court judgment in another currency;

(m)                             we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Subsidiary Debt Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(n)                              to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Offered Guarantee, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

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(a)                                 neither the execution and delivery by the Company of the Offered Guarantees nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered Guarantees: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)                                 neither the execution and delivery by the Company of the Offered Guarantees nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered Guarantees, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY